Exhibit 10(iv)

TIM HORTONS INC.

Board of Directors

Governance Guidelines

Adopted February 2006

(Revised July 2006)

The Board of Directors (the “Board”), as elected by the shareholders and, except for matters reserved to the shareholders by law or by the Corporation’s internal legislation, as the ultimate decision-making body of the Corporation, has adopted unanimously its Principles of Governance – Philosophy, Role and Mission. In order to give effect to those Principles, the Board also has adopted unanimously these Governance Guidelines (“Guidelines”) concerning its structure, membership, performance, operations, and management oversight. These Guidelines are general expressions of intent rather than a code of regulations; they are intended to be flexible and enabling rather than rigid and limiting. These Guidelines have been prepared with consideration and effect given to the Sarbanes-Oxley Act of 2002, the Securities and Exchange Commission’s regulations promulgated thereunder, the listing standards of the New York Stock Exchange and the Toronto Stock Exchange, the regulations of the Ontario Securities Commission and include certain other “best practices” provisions that reflect the dynamic and evolving process related to corporate governance matters.

The basic responsibility of each Director is to exercise his or her business judgment in a manner he or she reasonably believes to be in the best interests of the Corporation and its shareholders. Directors are entitled to rely on the honesty and integrity of the Corporation’s executives and its outside advisors and auditors to the fullest extent permitted by law.

BOARD STRUCTURE

Within the limitations set by shareholder vote and legislation, the number of directors should allow for the inclusion of qualified candidates and for the requirements of Board committee staffing. As a general objective, subject to exceptions recommended by the Directors, it is the Board’s goal that a substantial majority of its members be independent Directors, that is, those who meet the definition of “independent” director under the listing standards of the New York Stock Exchange, as affirmatively determined by the Board in its business judgment, and have no employee status or business conflict with the Corporation or who meet applicable definitions of law, regulation, rule, charter or other corporate legislation, the Principles or these Guidelines (collectively, “Requirement[s]”) for Board or particular committee service.

The Chief Executive Officer of the Corporation, if not also Chair of the Board, is expected to be a Director. The Board selects the Corporation’s Chief Executive Officer and the Chair of the Board in a manner that it determines to be in the best interests of the Corporation and its shareholders. The Board does not have a policy as to whether the role of the Chief Executive Officer and the Chair of the Board should be separate, and if they are separate, whether the Chair of the Board should be selected from the non-management Directors or be an employee of the Corporation. No senior manager other than Chief Executive Officer is expected or entitled to be a Director solely by virtue of his or her present or past position as senior manager.

Absent exceptional circumstances persuasive to the Board, persons to be elected to the Board should be 75 years or younger at the time of their election or re-election. A non-management Director whose position or responsibility at the time of election changes is expected to tender his or her resignation for consideration by the Nominating and Corporate Governance Committee; a management Director who leaves the Corporation is expected to resign from the Board.

The committees of the Board at present include the Audit Committee, comprised entirely of independent Directors, the Human Resource and Compensation Committee, the Nominating and Corporate Governance Committee, the Executive Committee, the Finance Committee and such other committees as the Board may create and maintain from time to time. Each committee is charged to meet the responsibilities set forth in the Requirements and otherwise as determined by the Board. The Board has approved written charters for the Audit, Human Resource and Compensation, and Nominating and Corporate Governance Committees, and certain key responsibilities of those committees are summarized below:

•	Audit Committee. At least one member of the Audit Committee must meet the definition of an “audit committee financial expert” as that term is defined in the rules and regulations of the Securities and Exchange Commission. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Corporation’s independent auditor. The Audit Committee provides assistance to the Board in fulfilling its oversight responsibility relating to (a) the integrity of the Corporation’s financial statements, (b) the Corporation’s compliance with legal and regulatory requirements, (c) the independent auditor’s qualifications and independence, (d) the performance of the Corporation’s internal audit function.

•	Human Resource and Compensation Committee. The Human Resource and Compensation Committee has responsibility to review and approve corporate goals and objectives relevant to Chief Executive Officer compensation, evaluate the Chief Executive Officer’s performance in light of those goals and objectives and, either as a committee or together with the other independent Directors (as directed by the Board), determine and approve the Chief Executive Officer’s compensation package. The Human Resource and Compensation Committee also makes recommendations to the Board with respect to the compensation of non-CEO executive officers and with respect to incentive-compensation plans and equity-based plans.

•	Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become Board members, consistent with the criteria in these Guidelines, as they may be amended, and to recommend to the Board individuals to be nominated, including a review of any shareholder nominations, as Directors at the Annual Shareholders’ Meeting. The Nominating and Corporate Governance Committee also reviews and reports to the Board on matters of corporate governance and reviews these Guidelines and recommends revisions as appropriate.

Committee membership assignments are determined by the Board, on recommendation of the Nominating and Corporate Governance Committee, taking account of Corporation needs, individual attributes, service rotation, and other relevant factors. The composition of Director membership on the Human Resource and Compensation Committee and Nominating and Corporate Governance Committee shall be determined in accordance with the Requirements, which allow “controlled companies” to transition to fully-independent Director membership on these Committees within one year after the “controlled company” ceases to be controlled. Notwithstanding the latitude afforded by these transition rules, the Human Resource and Compensation Committee and Nominating and Corporate Governance Committee shall be, at all times, comprised of a majority of independent Directors, and, pursuant to the Requirements, within one year after the Corporation ceases to be controlled, each Director serving on the Human Resource and Compensation Committee and Nominating and Corporate Governance Committee shall be an independent Director.

DIRECTOR SELECTION, ORIENTATION AND EVALUATION

Director selection and nomination for reelection are a responsibility of the Board, acting on recommendation of the Nominating and Corporate Governance Committee, and giving attention to the following qualifications:

•	High personal and professional ethics, integrity, practical wisdom and mature judgment;

•	Board training and experience in business, government, education or technology;

•	Expertise that is useful to the Corporation and complementary to the background and experience of other Board members;

•	Willingness to devote the required amount of time to carrying out the duties and responsibilities of Board membership;

•	Commitment to serve on the Board over a period of several years to develop knowledge about the Corporation and its operations;

•	Willingness to represent the best interests of all shareholders and objectively appraise management’s performance; and

•	Board diversity, and other relevant factors as the Board may determine.

Selection of candidates is on the bases of, first, Corporation needs, and, second, identification of persons responsive to those needs. Directors may consider, giving such weight as they deem appropriate, ancillary attributes such as energy, terms served, change in employment status, and other directorships.

Upon the recommendation and under the supervision of the Nominating and Corporate Governance Committee, the Board establishes and maintains programs for initial and periodic orientation of each director in the obligations of directors generally and the business of the Corporation specifically, including operations, finance, franchise development and relations, real estate development and management, compliance and auditing, corporate business ethics, and corporate organization.

The Directors expect that each of them will attend meetings of the Board and assigned committees and participate actively in the work of the Board. Except in compelling circumstances, any Director who during two consecutive full calendar years attended fewer than 75% of the total of (a) all Board meetings held during the period for which he or she has been a Director (including regularly scheduled, special and telephonic meetings) and (b) all meetings held by all committees on which he or she served (during the periods that he or she served) shall be asked to tender his or her resignation from the Board forthwith, and such Director will not be nominated for re-election at the expiration of his or her then current term. The Directors are invited and expected to attend the Annual Shareholders’ Meeting.

The Directors expect that each of them will own stock in the Corporation, with each director’s holdings valued at least two and one-half times his or her annual compensation received from the Corporation and in any event appropriate to his or her circumstances.

As an alternative to term limits, not less than six months prior to the date on which the Corporation’s nominations to the shareholders for the election and reelection of Directors are due, the Nominating and Corporate Governance Committee will review the performance of each person potentially standing for election or reelection and make appropriate recommendations to the Board concerning that person’s candidacy.

Not less than annually, the Nominating and Corporate Governance Committee will prepare a report to the Board concerning director orientation and evaluation.

BOARD OPERATIONS

Non-management Director compensation, both form(s) and amount(s), are determined by the Board, taking into account general and specific demands of Board and committee service, Corporation performance, comparisons with other firms of similar size and complexity, competitive factors, and other factors which it deems relevant. A management director receives no additional compensation for his or her service as a Director. The Human Resource and Compensation Committee and the Nominating and Corporate Governance Committee will report to the Board not less than annually on Board compensation matters.

The non-management Directors schedule regular executive sessions attendant to each Board meeting. The independent Directors evaluate Chief Executive Officer performance and, with the recommendation of the Human Resource and Compensation Committee, the performance goals and other criteria on which the Chief Executive Officer and other senior management are compensated at least once each year.

If the Chief Executive Officer serves as Chair of the Board, the Chair of the Nominating and Corporate Governance Committee shall serve as lead Director, and in that capacity preside at executive sessions of the independent Directors (except where the principal matters to be considered are within the scope of authority of one of the other chairs); coordinate with the Chief Executive Officer in planning director orientation scheduling and agenda matters generally; and be available to serve as a communication channel between the Board and the Chief Executive Officer. Where the Chair of the Board is an independent Director, he or she shall also serve as chair of the Nominating and Corporate Governance Committee. In recognizing the roles of Chair of the Board and lead Director, the Board emphasizes that it is not intending to limit individual Board member responsibility or access and communication to management or to limit management access to individual Board member advice and counsel.

Each committee meets, as determined by its chair with the concurrence of the Board, in sufficient times and durations to satisfy the Requirements and its responsibilities. Each of the committees comprised entirely of independent Directors schedules regular executive sessions attendant to each Board meeting. Where the Chair of the Board is an independent Director and is not serving as an appointed member of any committee of the Board, he or she shall be an ex officio member of each such committee and be afforded the opportunity to participate in meetings of such committees, although he or she shall not be entitled to committee attendance fees or to vote with respect to any matter decided by a committee to which he or she is not an appointed member.

The Board, acting on its own initiative or on the recommendation of one or more of its committees or the officers of the Corporation, may engage experts or consultants where it deems the engagement to be necessary or appropriate to the fulfillment of its responsibilities.

Except as otherwise specified in the Requirements, it is the policy of the Corporation that all major decisions be considered by the Board acting as a whole and references herein to the Board generally are to its actions in that capacity. Except where a Requirement dictates to the contrary or as delegated to a committee in a written charter approved by the Board, all decisions of any committee are subject to control and direction of the Board.

Subject to the Requirements and the approval of the Board and each committee chair in matters within the purview of his or her committee, the Chair and Chief Executive Officer set the agendas for meetings of the Board. The committee chairs, with the assistance of management, set the agendas for meetings of their committees. With the recommendation of the Chief Executive Officer, presentations on matters considered by the Board are made by managers responsible for the operations or matters under consideration.

The Board, after consulting with counsel, determines whether conflicts of interest exist on a case-by-case basis, with the objective, among others, that the Directors voting on an issue are not conflicted with respect to that issue. The Directors expect that each of them will disclose actual or potential conflicts to further these objectives. In addition, not less than annually each Director affirms the existence or absence of actual or potential conflicts and that affirmation is reported to the Nominating and Corporate Governance Committee.

MANAGEMENT OVERSIGHT

The Board considers its functions to include taking an active role in strategic and business planning, reviewing management’s performance against plans, and aligning compensation schemes to match Corporate performance, as well as advising and counseling senior management. In fulfilling these functions, Directors expect to communicate primarily with senior management but have direct access to all officers and employees of the Corporation.

Not less than annually, the Chief Executive Officer reports to the Board (excluding, to the extent appropriate, any affected officer of the Corporation who is a director) on strategic plans and planning processes, long term and emergency senior management succession plans, performance of senior management, relations with mission critical trading partners, business ethics, compliance with laws, and other matters as the Board may direct. The Corporation’s succession planning also includes policies regarding Chief Executive Officer selection and performance evaluations, as well as policies regarding Chief Executive Officer succession planning in the event of an emergency or retirement of the Chief Executive Officer.

The Chief Executive Officer reports to the Board not less than quarterly on operations, earnings and profits, material and significant events, progress toward meeting periodic performance or other goals, material transactions not in ordinary course of business, and other matters as the Board may direct.

In advance of scheduled meetings of the Board and its committees, senior management selects and organizes material related to agenda items to allow the Directors to be prepared for discussion of those items.

The Directors and senior management communicate between scheduled meetings upon the occurrence of events considered by either to be significant or noteworthy.

It is the general policy of the Corporation that management speaks for the Corporation. Communications with shareholders, potential investors, customers, communities, trading partners, creditors, governments, and the public concerning Corporate events and affairs are the responsibility of the Chief Executive Officer and his or her designees, giving due regard to the general oversight of the Board, the requirements of law, and the interests of the Corporation. The policy is not preclusive of director communications with shareholders, but it is suggested that management be consulted and participate in any such communications.

GENERAL

The Board approves the Corporation’s Standards of Business Practices applicable to employees and officers of the Corporation. The Audit Committee monitors that its provisions are being met. The Board also approves the Code of Business Conduct applicable to Directors of the Corporation. A waiver, if any, of any provision of the Standards of Business Practices for an executive officer, or of any provision of the Code of Business Conduct for a Director, will be approved and disclosed in compliance with the listing standards of the New York Stock Exchange or other Requirements.

Each of the Directors is committed to the principle that the effectiveness of the Board is dependent upon open, full, and free discussion of issues in an atmosphere of mutual respect and collegiality.

These Guidelines are intended to be consistent with and are subject to applicable requirements of law and regulation, exchange rules, and formal actions of the shareholders and Directors of the Corporation.

It is the responsibility of the Chief Executive Officer to educate management of the Corporation on the role of the Board, the Principles of Governance and these Guidelines.

These Guidelines are reviewed, and as appropriate revised, by the Board from time to time.

These Guidelines are, and any amendments thereto will be, displayed on the Corporation’s website and a printed copy will be made available to any shareholder of the Corporation who requests such.

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